UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(415) 395-7501
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS.

As previously disclosed, on January 9, 2006, Large Scale Biology Corporation (“LSBC”), and its subsidiaries, Large Scale Bioprocessing Inc. and Predictive Diagnostics Inc. (collectively, the “Debtors”), filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the Eastern District of California (the “Court”), which cases were jointly administered in In re Large Scale Biology Corporation¸ case no. 06-20046-A-11.

On October 11, 2006, the Court entered its Order Approving the Debtors’ First Amended Joint Plan of Liquidation (the “Plan”). The Plan was designed to complete the orderly liquidation of the Debtors’ business and assets, including possible sale as a whole to one purchaser or the sale of related business units, and to distribute proceeds in accordance with the United States Bankruptcy Code and the orders previously entered in the Debtors’ bankruptcy cases to the extent of available funds to creditors on account of their allowed claims and holders of shares of Common Stock of LSBC (“Common Stock”) on account of their allowed interests.  The Plan is contained in Exhibit 99.1 to LSBC’s current report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2006, and is incorporated by reference herein.  The Plan became effective on October 23, 2006, and Randy Sugarman was appointed Plan Administrator.

Over the last two years, the Plan Administrator has completed approximately 20 sales and licenses of the Debtors’ assets, each with notice to creditors and Court approval, and the Plan Administrator has now completed administration of the assets of the Debtors.  After payment of administrative expenses from the liquidation, funds available for distribution will be insufficient to pay all priority claims in full.  No funds are available to make any payment to unsecured claims or to distribute to holders of Common Stock.

On May 13, 2008, the Plan Administrator filed the Consolidated Debtor’s Motion For Entry of Final Decree and Request for Closing of Chapter 11 Cases (the “Request for Final Decree”) with the Court, a copy of which is attached hereto as Exhibit 99.3.  If the Request for Final Decree is granted, the Debtors’ bankruptcy cases will be closed.

If the Request for Final Decree is granted, the Plan Administrator intends to file no further reports with the Securities and Exchange Commission on behalf of LSBC and to request that the Securities and Exchange Commission terminate the registration of LSBC’s Common Stock under the Securities Exchange Act of 1934.

Attached to this report are copies of the Post-confirmation Reports filed with the Office of the United States Trustee for the Eastern District of California for the periods ended December 31, 2007 and March 31, 2008, respectively (the “Quarterly Reports”).

The Plan, the Quarterly Reports, the Request for Final Decree, and the other documents filed with the Court in the Debtors’ bankruptcy cases (other than documents filed under seal or otherwise subject to confidentiality protections) may be accessed by going to the webpage established by the Debtors’ bankruptcy counsel, www.ffwplaw.com, and clicking on the “Cases” link, and then clicking on the “Large Scale Biology Corporation” case link. The information set forth on the foregoing website shall not be deemed to be a part of, or incorporated by reference into, this Form 8-K.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Quarterly Post-confirmation Report for the period ended December 31, 2007

99.2	Quarterly Post-confirmation Report for the period ended March 31, 2008

99.3	Consolidated Debtor’s Motion for Entry of Final Decree and Closing of Chapter 11 Case

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: May 28, 2008	By:	/s/ Randy Sugarman
Randy Sugarman, its Plan Administrator

EXHIBIT INDEX

Number	Description
99.1	Quarterly Post-confirmation Report for the period ended December 31, 2007

99.2	Quarterly Post-confirmation Report for the period ended March 31, 2008

99.3	Consolidated Debtor’s Motion for Entry of Final Decree and Closing of Chapter 11 Case